UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 27, 2011

ENERGY COMPOSITES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-52397	88-0409170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Commerce Drive, Wisconsin Rapids, WI  54494
(Address of principal executive offices) (Zip Code)

(715) 421-2060
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2011, the board of directors approved the appointment of Timothy Sherlock, a director of the Registrant, as its Interim Chief Financial Officer.  On January 27, 2011, the Registrant entered into a consulting agreement with Mr. Sherlock pursuant to which Mr. Sherlock will provide transitional accounting, financial and business services to the Registrant.  Mr. Sherlock will be compensated at an hourly rate of $60.00 payable on a biweekly basis as consideration for the services provided.  The Registrant will reimburse Mr. Sherlock for all reasonable and necessary out-of-pocket expenses incurred in performance of services under the agreement.  The agreement will continue until terminated by either party upon written notice to the other.

There is no arrangement or understanding between Mr. Sherlock and any other person pursuant to which Mr. Sherlock was appointed as Interim Chief Financial Officer of the Registrant.  Mr. Sherlock has no family relationship between any director or executive officer of the Registrant.  There are no transactions in which Mr. Sherlock has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the Consulting Agreement is intended to summarize, and is qualified in its entirety by reference to, the terms and conditions of the Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Regulation S-K Number	Document
10.1	Consulting Agreement with Timothy Sherlock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY COMPOSITES CORPORATION

January 31, 2011	By:	/s/ Jamie Lee Mancl
Jamie Lee Mancl
President

Exhibit Index

Regulation S-K Number	Document
10.1	Consulting Agreement with Timothy Sherlock